Exhibit 20.1
Page 1 of 3

                   Navistar Financial 1994 - A Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                           Servicer Certificate #43

Original Pool Amount                                      $280,021,471.35

Beginning Pool Balance                                     $24,243,086.88
Beginning Pool Factor                                           0.0865758

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,603,337.43
     Interest Collected                                       $194,667.01

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $82,762.35
Total Additional Deposits                                  $21,610,147.23

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  26

Total Available Funds                                      $24,408,151.67

Ending Pool Balance                                        $21,639,749.45
Ending Pool Factor                                              0.0772789

Servicing Fee                                                  $20,202.57

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,494,721.08
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $5,600,429.43
     (Release) / Deposit                                  ($11,494,721.08)
     Ending Balance                                                 $0.00

Current Weighted Average APR:                                       8.253%
Current Weighted Average Remaining Term (months):                   12.28

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days              $289,434.38       234
                                31 - 60 days              $84,467.86        52
                                60+  days                 $21,209.48        12

     Total:                                              $395,111.72       236

     Balances:                  60+  days                $212,603.64        12

Memo Item - Reserve Account
     Prior Month                                       $5,600,429.43
+    Invest. Income                                       $25,784.85
+    Excess Serv.                                      $5,868,506.80
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,494,721.08

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  October

                                                                                              NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2         CERTIFICATES
                                               $280,021,471.35     $89,606,000.00    $180,614,000.00     $9,801,471.35
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Turbo Percentages                                                    100.00%              0.00%             0.00%
     Coupon                                                                4.531%             5.930%            6.260%

Beginning Pool Balance                          $24,243,086.88
Ending Pool Balance                             $21,639,749.45

Collected Principal                             $24,130,722.31
Collected Interest                                 $194,667.01
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                   $82,762.35
Servicing                                           $20,202.57
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $24,387,949.10

Beginning Balance                               $18,427,811.14              $0.00     $16,365,784.50     $2,062,026.64

Interest Due                                        $91,631.16              $0.00         $80,874.25        $10,756.91
Interest Paid                                       $91,631.16              $0.00         $80,874.25        $10,756.91
Principal Due                                   $18,427,811.14              $0.00     $16,365,784.50     $2,062,026.64
Principal Paid                                  $18,427,811.14              $0.00     $16,365,784.50     $2,062,026.64
Turbo Principal                                          $0.00              $0.00              $0.00             $0.00

Ending Balance                                           $0.00              $0.00              $0.00             $0.00
Note / Certificate Pool Factor                                             0.0000             0.0000            0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                             $18,519,442.30              $0.00     $16,446,658.75     $2,072,783.55

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $165,595.63
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $11,494,721.08
(Release) / Draw                               ($11,494,721.08)
Ending Reserve Acct Balance                              $0.00

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                    4                  3                 2                 1
                                          Jun-97                Jul-97            Aug-97             Sep-97            Oct-97

Beginning Pool Balance                $34,973,376.07       $31,897,695.36     $29,255,100.86    $26,295,511.66    $24,243,086.88

A)   Loss Trigger:
Principal of Contracts Charged Off         $7,168.32           $47,734.31              $0.00           ($11.47)            $0.00
Recoveries                                $78,351.18          $264,910.55         $44,474.03        $10,603.02        $82,762.35

Total Charged Off (Months 5, 4, 3)        $54,902.63
Total Recoveries (Months 3, 2, 1)        $137,839.40
Net Loss / (Recoveries) for 3 Mos        ($82,936.77)(a)

Total Balance (Months 5, 4, 3)        $96,126,172.29 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -1.0353%

Trigger:  Is Ratio > 1.5%                        N\A
                                                                                     Aug-97           Sep-97            Oct-97

B)   Delinquency Trigger:                                                        $223,462.10       $278,255.95       $212,603.64
     Balance delinquency 60+ days                                                   0.76384%          1.05819%          0.87697%
     As % of Beginning Pool Balance                                                 0.61091%          0.79826%          0.89966%
     Three Month Average

Trigger:  Is Average > 2.0%                      N\A

C)   Noteholders Percent Trigger:             0.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      N\A

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer